As filed with the Securities and Exchange Commission on September 17, 2004
                                                     Registration No. 333-117770
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------


                        Pre-Effective Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                              JPMORGAN CHASE & CO.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                           13-2624428
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                          Identification Number)


                              JPMorgan Chase & Co.
                                 270 Park Avenue
                          New York, New York 10017-2070
                                 (212) 270-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   ----------

                                Anthony J. Horan
                               Corporate Secretary
                              JPMorgan Chase & Co.
                                 270 Park Avenue
                          New York, New York 10017-2070
                                 (212) 270-6000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   ----------

                                   Copies to:

                Neila B. Radin, Esq.                     Deanna L. Kirkpatrick
Senior Vice President and Associate General Counsel      Davis Polk & Wardwell
                JPMorgan Chase & Co.                      450 Lexington Avenue
                  270 Park Avenue                       New York, New York 10017
           New York, New York 10017-2070                     (212) 450-4000
                   (212) 270-6000

                                   ----------

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                                                            --------

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                           --------

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                   ----------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                           Proposed Maximum
              Title of Shares                    Amount to be       Proposed Maximum      Aggregate Offering           Amount of
              to be Registered                Registered(1)(2)(3)   Offering Price(4)          Price(4)            Registration Fee
--------------------------------------------- -------------------- -------------------- ----------------------- -------------------
Debt securities, warrants(5) and units(6)       $4,000,000,000            100%              $4,000,000,000            506,800(7)
--------------------------------------------- -------------------- -------------------- ----------------------- -------------------

(1) In U.S. dollars or equivalent thereof in foreign denominated coin or currency or currency units or, if any securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $4,000,000,000.

(2) Such indeterminable number or amount of debt securities, warrants and units as may from time to time be issued at indeterminable prices. This Registration Statement also includes such indeterminable amount of debt securities as may be issued from time to time upon exercise of warrants being registered hereunder.

(3) This Registration Statement also relates to offers and sales of debt securities, warrants and units in connection with market-making transactions by and through affiliates of the registrant, including J.P. Morgan Securities Inc.

(4) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(5) Warrants may be issued together with any debt securities. Warrants may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices, (C) to receive cash determined by reference to currencies, (D) to receive cash determined by reference to interest rates, or (E) (i) to purchase or sell securities of an entity other than the Registrant, a basket of such securities or commodities, or (ii) to receive cash determined by reference to any other financial, economic or other measure or instrument including the occurrence or non-occurrence of any other event or circumstance, or any combination of the above.

(6) Units may consist of one or more warrants and debt securities, or any combination thereof.


(7) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act, this registration statement contains a prospectus that also relates to the $738,098,000 of debt securities, warrants and units registered on the Registration Statement on Form S-3 (File No. 333-52826) (relating to an aggregate of $1,000,000,000 of debt securities, warrants and units) previously filed by the registrant and declared effective on June 20, 2001 and as to which a filing fee of $184,524.50 was paid. This registration statement constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-52826) and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, dated September 17, 2004


Prospectus

                              JPMORGAN CHASE [LOGO]

                              JPMORGAN CHASE & CO.


                                 $4,738,098,000


                                 Debt Securities
                                    Warrants
                                      Units

                                   ----------

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   This Prospectus is dated        , 2004

                              ABOUT THIS PROSPECTUS


      This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings up to a total dollar amount of $4,738,098,000 or the equivalent of this amount in foreign currencies or foreign currency units.


      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 1 of this prospectus.

      Following the initial distribution of an offering of securities, J.P. Morgan Securities Inc. and other affiliates of ours may offer and sell those securities in the course of their businesses as broker dealers. J.P. Morgan Securities Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

      No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                                       (i)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information...........................................1
JPMorgan Chase & Co...........................................................2
Consolidated Ratios Of Earnings To Fixed Charges..............................4
Use Of Proceeds...............................................................4
Description Of Debt Securities................................................5
Description Of Warrants......................................................11
Description Of Units.........................................................16
Forms Of Securities..........................................................18
Plan Of Distribution.........................................................21
Experts......................................................................23
Legal Opinions...............................................................23
ERISA Matters For Pension Plans And Insurance Companies......................23

                                   ----------

      In this prospectus, the "Company," "we," "us" and "our" refer to JPMorgan Chase & Co. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

                                      (ii)

                       Where You Can Find More Information

      We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information we have filed with the Commission by reference to file number 1-5805. In addition, you may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement we filed with the Commission. This prospectus omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

      The Commission allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

      (a) our Annual Report on Form 10-K for the year ended December 31, 2003 (filed on February 18, 2004 and amended on June 28, 2004);


      (b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 (filed on May 10, 2004) and June 30, 2004 (filed on August 9,
            2004); and

      (c) our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21,
            2004, May 3, 2004, May 11, 2004, May 14, 2004, May 27, 2004, June 3,
            2004, June 8, 2004, June 15, 2004, July 1, 2004 (as amended on July 30, 2004 and August 13, 2004), July 8, 2004, July 21, 2004 (two
            reports filed) and September 8, 2004 (other than, in each case, the portions of those documents not deemed to be filed).


      You may request, at no cost to you, a copy of these documents (other than exhibits to such documents) by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 2070 (Telephone: (212) 270-4040).

                              JPMorgan Chase & Co.


      On July 1, 2004, JPMorgan Chase & Co. ("JPMorgan Chase") and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.


      JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase's principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

      JPMorgan Chase's activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank

      The Investment Bank is one of the world's leading investment banks with broad client relationships and product capabilities. JPMorgan Chase's customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services

      Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world's largest cash management providers and one of the world's largest custodians.

Asset & Wealth Management

      Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services

      JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institutions and other well-known brands.

Commercial Banking

      Commercial Banking includes three client segments: Middle Market Banking, which serves companies with revenues between $10 million and $500 million; Mid-Corporate Banking, which focuses on clients with more significant Investment Banking needs; and Commercial Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Commercial Leasing.

Retail Financial Services

      Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase's extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry's leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                 Six Months                      Year Ended December 31,
                                               Ended June 30,        ------------------------------------------------
                                                    2004             2003       2002       2001       2000       1999
                                               --------------        ----       ----       ----       ----       ----
  Excluding Interest on Deposits...........         1.46             2.27       1.28       1.18       1.52       1.93
  Including Interest on Deposits...........         1.32             1.87       1.17       1.11       1.31       1.54


      For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                 USE OF PROCEEDS

      We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purpose described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, repayment of debt, investments in or extensions of credit to our subsidiaries, or redemptions or repurchases of our stock. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

General

      The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

      The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. We refer to the Indenture, as may be supplemented from time to time, as the "Indenture."

      We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

      The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

      The Indenture does not limit the amount of debt securities that we may issue. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time (Section 2.03 of the Indenture). The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

      We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the Company from such distribution) is junior to creditors of that subsidiary. Claims of creditors of our subsidiaries include:

      o     substantial amounts of long term debt;

      o     deposit liabilities;

      o     federal funds purchased;

      o     securities sold under repurchase agreements; and

      o     short term borrowings.

      In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

      o the net capital requirements under the Securities Exchange Act of 1934, as amended, and the rules of some exchanges and other regulatory bodies, which apply to J.P. Morgan Securities Inc. and other broker-dealer affiliates, and

      o banking regulations, which apply to JPMorgan Chase Bank, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A., Bank One Delaware, N.A and other of our banking subsidiaries.

      We may issue debt securities from time to time in one or more series. (Section 2.03 of the Indenture) The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03 of the Indenture) We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

      Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

      The prospectus supplement relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities. These terms may include:

      o     the specific designation;

      o any limit on the aggregate principal amount and authorized denominations of the debt securities;

      o the purchase price of the debt securities (expressed as a percentage of the principal amount thereof);

      o the date or dates on which the principal of the debt securities will be payable;

      o the interest rate or rates (including any interest rates applicable to overdue payments) on the debt securities, if any, or the method by which the calculation agent will determine those rates;

      o if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium, if any, and/or interest, if any);

      o the dates on which any interest or other amounts will be payable, if any;

      o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

      o information as to the methods for determining the amount of principal, interest or other amounts payable on any date and/or any currencies, currency units, composite currencies, commodity prices, securities, baskets of securities, indices, baskets of indices, interest rates, swap rates, baskets of swap rates or any other factors or other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, to which the amount payable with respect to the principal, interest or other amounts, if any, of the debt securities on that date will be linked;

      o any conversion or exchange provision relating to the conversion or exchange of the debt securities into or for securities of another entity;

      o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities issued by another entity, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

      o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

      o the place or places for payment of the principal amount, interest or other amounts on the debt securities;

      o whether we will issue the debt securities in definitive form and under what terms and conditions;

      o any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

      o any applicable United States federal income tax consequences, including, but not limited to:

            o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities in order to avoid the obligation to pay future additional amounts; and

            o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

      o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

      Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

      Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08 of the Indenture)

      Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

      We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default, Waiver, Debt Securities in Foreign Currencies

      An "Event of Default" with respect to a series of debt securities is defined in the Indenture as:

      o default for 30 days in the payment of interest on any debt securities of that series;

      o default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

      o failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

      o     certain events of bankruptcy or reorganization of the Company; and

      o any other event of default provided in the applicable supplemental indentures or form of security. (Section 5.01 of the Indenture)

      If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of bankruptcy or insolvency of the Company, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10 of the Indenture)

      An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11 of the Indenture)

      The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09 of the Indenture) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities. (Section 6.02(d) of the Indenture)

      No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action. (Section 5.06 of the Indenture)

      The Indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists. (Section 3.05 of the Indenture)

      Whenever the Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine. (Section 11.11 of the Indenture)

Discharge, Defeasance and Covenant Defeasance

      Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

      o the Company has paid the principal, interest or other amounts payable under the debt securities of such series;

      o the Company has delivered to the trustee for cancellation all debt securities of such series; or

      o the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and the Company has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts. (Section 10.01 of the Indenture)

      The trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

      Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance".

      We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an event of default. Discharge under these procedures is called "covenant defeasance".

      Defeasance or covenant defeasance may be effected only if, among other things:

      o we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of , interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

      o     we deliver to the trustee an opinion of counsel to the effect that:

            o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

            o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

            in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

      o such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01 of the Indenture)

Modification of the Indenture; Waiver of Compliance

      The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

      o change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

      o reduce the principal amount of, interest on, or any other amounts due under any debt security;

      o change the currency or currency unit of payment of any debt security;

      o change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

      o reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

      o     reduce any amount payable upon redemption of any debt security;

      o impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security; or

      o reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section
            8.02 of the Indenture)

      The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes which do not affect any outstanding series of debt security, and for certain other purposes. (Section 8.01 of the Indenture)

Consolidations, Mergers and Sales of Assets

      We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

      o we are the continuing corporation or the successor corporation is a United States corporation which expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

      o we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Article 9 of the Indenture)

      There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

      Our subsidiaries and we have normal banking relationships with the trustee, Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas will also be the paying agent, registrar and transfer agent for the debt securities.

Governing Law and Judgments

      The debt securities will be governed by and interpreted under the laws of the State of New York. (Section 11.8 of the Indenture) In an action involving debt securities denominated in a currency other than U.S. dollars, it is likely that any judgment granted by a U.S. court would be made only in U.S. dollars. However, a New York court should enter a judgment in the denominated currency. Such judgment should then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

                             DESCRIPTION OF WARRANTS

Offered Warrants

      We may issue warrants that are debt warrants, index warrants, currency warrants, interest rate warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants, or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

      Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant".

      Index Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing. We refer to this type of warrant as an "index warrant".

      Currency Warrants. We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount or specified amounts of one or more currencies or currency units or any combination of the foregoing for a specified amount or specified amounts of one or more different currencies or currency units or any combination of the foregoing. We refer to this type of warrant as a "currency warrant".

      Interest Rate Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing. We refer to this type of warrant as an "interest rate warrant".

      Universal Warrants. We may also issue warrants:

      o to purchase or sell securities issued by another entity, securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

      o     to purchase or sell commodities; or

      o in such other form as shall be specified in the applicable prospectus supplement.

      We refer to the property in the above clauses as "warrant property." We refer to this type of warrant as a "universal warrant." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

      General Terms of Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

      o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

      o     the currency with which the warrants may be purchased;

      o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

      o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

      o     any applicable United States federal income tax consequences;

      o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

      o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

      o whether the warrants are to be sold separately or with other securities as part of units; and

      o     any other terms of the warrants.

      Additional Terms of Debt Warrants. The prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any debt warrants:

      o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

      o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

      o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

      o the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

      Additional Terms of Index, Currency and Interest Rate Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any index, currency and interest rate warrants:

      o     the exercise price, if any;

      o the currency or currency unit in which the exercise price, if any, and the cash settlement value of such warrants is payable;

      o the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities, interest rates or currencies selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates or currencies (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates or currencies);

      o for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

      o for index warrants, any provisions permitting a holder to condition any exercise notice on the absence of certain specified changes in the Spot Value or the Base Value or Spot Amount (as defined in the applicable prospectus supplement) after the exercise date;

      o the base currency and the reference currency for any currency warrants;

      o the debt instrument (which may be one or more debt instruments issued either by the United States government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

      o the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

      o whether such warrants shall be put warrants, call warrants or otherwise;

      o the formula for determining the cash settlement value of each warrant;

      o the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

      o the effect or effects, if any, of the occurrence of an Exercise Limitation Event or Extraordinary Event (as defined in the applicable prospectus supplement) and the circumstances that constitute such events;

      o any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

      o the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

      o any provisions for the automatic exercise of such warrants other than at expiration;

      o whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

      o any other procedures and conditions relating to the exercise of such warrants.

      Additional Terms of Universal Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any universal warrants:

      o whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

      o the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

      o the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

      o whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

      o whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Significant Provisions of the Warrant Agreements

      We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

      Modifications without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

      o     cure any ambiguity,

      o cure, correct or supplement any defective or inconsistent provision, or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not, without the consent of each affected warrantholder:

      o     change the exercise price of the warrants;

      o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants; o shorten the period of time during which the warrants may be exercised;

      o materially and adversely affect the rights of the owners of the warrants; or

      o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

      Merger, Consolidation, Sale or Other Disposition. If at any time there will be a merger or consolidation by us or a transfer of substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements. See "Description of Debt Securities--Consolidations, Mergers and Sales of Assets."

      Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              DESCRIPTION OF UNITS

General

      Units will consist of one or more debt securities and warrants or any combination of them. The applicable prospectus supplement will also describe:

      o the designation and the terms of the units and of any combination of debt securities and warrants constituting the units, including whether and under what circumstances the debt securities or warrants may be traded separately;

      o     any additional terms of the applicable unit agreement;

      o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or warrants constituting the units; and

      o     any applicable United States federal income tax consequences.

      The terms and conditions described under "Description of Debt Securities," and "Description of Warrants" will apply to each unit and to any debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. We have filed a form of unit agreement as an exhibit to the registration statement.

Significant Provisions of the Unit Agreement

      Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the unit agreement. However, the holders of units or interests in those units may only enforce their rights under the debt securities or warrants issued as parts of those units in accordance with the terms of the Indenture and the applicable warrant agreement.

      Modification. We and the unit agent may amend the unit agreement without the consent of the holders to:

      o     cure any ambiguity;

      o cure, correct or supplement any defective or inconsistent provision in the agreement; or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

      We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the unit agreement. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

      o materially and adversely affect the exercise rights of the affected holders, or

      o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement.

      Any debt securities issued as part of units governed by the unit agreement may be modified only in accordance with the Indenture, as described above under "Description of Debt Securities--Modification of the Indenture." Any warrants issued as part of units may be modified only in accordance with the terms of the applicable warrant agreement as described in "Description of Warrants--Significant Provisions of the Warrant Agreements."

      Merger, Consolidation, Sale or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

      o     we will be the continuing corporation; or

      o the successor corporation or person that acquires all or substantially all of our assets:

            o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

            o will expressly assume all of our obligations under the unit agreement; and

      o immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

      Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

      Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

      New York Law to Govern. The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

                               FORMS OF SECURITIES

      Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities and Bearer Debt Warrants," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

      Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

      If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

      So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

      If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities. However, The Depository Trust Company, New York, New York has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

      Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities and Bearer Debt Warrants

      In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, and bearer debt warrants will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities or bearer debt warrants, directly or indirectly, must agree that:

      o they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7) which we refer to as the "restricted period," offer, sell, resell or deliver, directly or indirectly, any bearer securities in the

            United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above, and

      o they will not, at any time, offer, sell, resell or deliver, directly or indirectly, any bearer debt warrants in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer debt warrants are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities or bearer debt warrants.

      Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in definitive form, and no interest will be paid thereon, unless we have received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

      o     is owned by a person that is not a United States person;

      o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that we may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the Treasury Regulations thereunder; or

      o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      We will not issue bearer debt warrants in definitive form.

      We will make payments on bearer securities and bearer debt warrants only outside the United States and its possessions except as permitted by the above Treasury Regulations.

      Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

      As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units and the term bearer debt warrants includes bearer debt warrants that are part of units. As used herein, the term "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Form of Securities Included in Units

      The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

                              Plan Of Distribution

      We may sell the debt securities or warrants:

      o     through agents;

      o     through underwriters;

      o     through dealers; and

      o directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

      If we offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us, will be set forth in the prospectus supplement. Any agent will be acting on a best efforts basis for the period of its appointment which will usually be five business days or less. An agent may be deemed to be an underwriter under the federal securities laws.

      If underwriters are used in the sale of the securities, we will sign an underwriting agreement with them. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased. Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement. The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

      If a dealer is utilized in the sale of securities, we will sell those securities to the dealer, as principal. The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. A dealer may be deemed to be an underwriter of those securities under the securities laws. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

      Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

      In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      We may agree to indemnify agents, underwriters, or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters, or dealers may be required to make. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

      We may directly solicit offers to purchase securities, and we may sell securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the securities laws. The terms of any such sales will be described in the prospectus supplement.

      We may authorize agents, underwriters, and dealers to solicit offers by certain institutions to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be institutions which we have approved.

      These contracts will be subject only to the conditions that:

      o the underwriters purchase the securities at the time of the Contract; and

      o the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

      We will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we have accepted.

      This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours in connection with offers and sales related to secondary market transactions in the securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.


      The offer and sale of the securities by an affiliate of ours will comply with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding the distribution of securities of an affiliate. Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers. Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Our affiliates may use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

      As required by the NASD, (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the Department ) at the same time they are filed with the SEC, (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution, and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.


      Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                     EXPERTS

      The audited financial statements of JPMorgan Chase & Co. contained in our Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The audited financial statements of Bank One Corporation contained in our Current Report on Form 8-K dated March 1, 2004 are incorporated by reference in this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

      The validity of the securities will be passed upon by Neila B. Radin, Senior Vice President and Associate General Counsel of JPMorgan Chase & Co. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for the underwriters. Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

             ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended, (the "Code") prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code ("Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of its business, the Company is a Party in Interest with respect to many Plans. Where the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase and holding of the securities by or on behalf of the Plan would be a prohibited lending transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the securities by the Plan Asset Entity is not prohibited. Unless the applicable prospectus supplement explicitly provides otherwise, any purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase of the securities that (a) its purchase and holding of the securities is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the securities is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents.

      Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-1.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      Estimated expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

Securities and Exchange Commission registration fee...............$     506,800
Legal fees and expenses...........................................       50,000*
National Association of Securities Dealers Inc. filing fee........       30,500
Accounting fees and expenses......................................      225,000*
Trustees fees and expenses (including counsel fees)...............       60,000*
Rating agency fees................................................       75,000*
Printing expenses.................................................      175,000*
Miscellaneous.....................................................       10,500*
                                                                  -------------
   Total..........................................................$   1,132,800*
                                                                  =============

----------

* Estimated

Item 15.  Indemnification of Officers and Directors.

Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase & Co. ("JPMorgan Chase" or the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase's certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase's certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase's by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by JPMorgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase's by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer, employee or agent of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the by-laws of JPMorgan Chase.

Item 16.  Exhibits.

1(a)(1) Underwriting Agreement Standard Provisions (including form of Delayed Delivery Contract) dated as of June 12, 2001 (incorporated by reference to Exhibit 1(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)


4(a)(1) Indenture, dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(1) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)


4(b)(1) Form of Fixed Rate Note (incorporated by reference to Exhibit 4(b)(1) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(2) Form of Floating Rate Note (incorporated by reference to Exhibit 4(b)(1) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(3) Form of Permanent Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(3) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(4) Form of Temporary Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(4) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(5) Form of Permanent Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(5) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(6) Form of Temporary Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(6) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(c)            Form of Debt Warrant Agreement (incorporated by reference to
                Exhibit 4(c) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(d) Forms of Debt Warrant Certificates (included as Exhibits A and B to form of Debt Warrant Agreement) (incorporated by reference to
                Exhibit 4(d) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(e)            Form of Index Warrant Agreement(incorporated by reference to
                Exhibit 4(e) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(f) Forms of Index Warrant Certificates (included as Exhibits A and A-1 to form of Index Warrant Agreement) (incorporated by reference to Exhibit 4(f) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(g)            Form of Currency Warrant Agreement (incorporated by reference to
                Exhibit 4(g) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(h) Forms of Currency Warrant Certificates (included as Exhibits A and A-1 to form of Currency Warrant Agreement) (incorporated by reference to Exhibit 4(h) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(i) Form of Interest Rate Warrant Agreement (incorporated by reference to Exhibit 4(i) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(j) Forms of Interest Rate Warrant Certificates (included as Exhibits A and A-1 to form of Interest Rate Warrant Agreement) (incorporated by reference to Exhibit 4(j) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(k) Form of Universal Warrant Agreement (incorporated by reference to Exhibit 4(k) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(l) Forms of Universal Warrant Certificates (included as Exhibits A and B to form of Universal Warrant Agreement) (incorporated by reference to Exhibit 4(l) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(m) Form of Unit Agreement (incorporated by reference to Exhibit 4(m) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(n) Form of Unit Certificate (included as Exhibit A to form of Unit Agreement) (incorporated by reference to Exhibit 4(n) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)


5               Opinion of Neila B. Radin


12.1 Computation of Consolidated Ratio of Earnings to Fixed Charges for the six months ended June 30, 2004 (incorporated herein by reference to Exhibit 12.1 of Item 7(c) to JPMorgan Chase & Co.'s Current Report on Form 8-K filed on July 21, 2004 (File No. 1-5805))

12.2 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2003 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 1-5805))

12.3 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2002 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 1-5805))

12.4 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2001 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 1-5805))

12.5 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2000 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-5805))

12.6 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 1999 (incorporated by reference to Exhibit 12.2 to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)


23(a)           Consent of PricewaterhouseCoopers LLP, as auditors for JPMorgan
                Chase & Co.

23(b)           Consent of KPMG LLP, as auditors for Bank One Corporation

23(c)           Consent of Neila B. Radin (included in Exhibit 5)


24*             Powers of Attorney

25.1 Statement of Eligibility of Trustee on Form T-1(incorporated by reference to Exhibit 25.1 to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

----------


*     Previously filed.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on this 17th day of September, 2004.


                                             JPMORGAN CHASE & CO.
                                             By:      /s/ Anthony J. Horan
                                                 --------------------------
                                                 Name:  Anthony J. Horan
                                                 Title: Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                       Title                                Date
                 ---------                                       -----                                ----
                     *                             Director, Chairman of the Board                    September 17, 2004
---------------------------------------------      and Chief Executive Officer
          William B. Harrison, Jr.                 (Principal Executive Officer)

                     *                             Director, President and Chief                      September 17, 2004
---------------------------------------------      Operating Officer
                James Dimon

                     *                             Director                                           September 17, 2004
---------------------------------------------
              Hans W. Becherer

                     *                             Director                                           September 17, 2004
---------------------------------------------
               John H. Biggs

                     *                             Director                                           September 17, 2004
---------------------------------------------
            Lawrence A. Bossidy

                     *                             Director                                           September 17, 2004
---------------------------------------------
              Stephen B. Burke

                     *                             Director                                           September 17, 2004
---------------------------------------------
               James S. Crown

                     *                             Director                                           September 17, 2004
---------------------------------------------
              Ellen V. Futter

                     *                             Director                                           September 17, 2004
---------------------------------------------
            William H. Gray, III

                 Signature                                       Title                                Date
                 ---------                                       -----                                ----
                     *                             Director                                           September 17, 2004
---------------------------------------------
           Laban P. Jackson, Jr.

                     *                             Director                                           September 17, 2004
---------------------------------------------
              John W. Kessler

                     *                             Director                                           September 17, 2004
---------------------------------------------
               Robert I. Lipp

                     *                             Director                                           September 17, 2004
---------------------------------------------
            Richard A. Manoogian

                     *                             Director                                           September 17, 2004
---------------------------------------------
               David C. Novak

                     *                             Director                                           September 17, 2004
---------------------------------------------
               Lee R. Raymond

                     *                             Director                                           September 17, 2004
---------------------------------------------
             John. R. Stafford

                     *                             Chief Financial Officer                            September 17, 2004
---------------------------------------------      (Principal Financial Officer)
                Dina Dublon

                     *                             Controller                                         September 17, 2004
---------------------------------------------      (Principal Accounting Officer)
             Joseph L. Sclafani


*By: /s/ Anthony J. Horan
     -------------------------
     Anthony J. Horan
     Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                      Description
------                      -----------
1(a)(1) Underwriting Agreement Standard Provisions (including form of Delayed Delivery Contract) dated as of June 12, 2001 (incorporated by reference to Exhibit 1(a)(1) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(a)(1) Indenture, dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(1) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(1) Form of Fixed Rate Note (incorporated by reference to Exhibit 4(b)(1) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(2) Form of Floating Rate Note (incorporated by reference to Exhibit 4(b)(1) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(3) Form of Permanent Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(3) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(4) Form of Temporary Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(4) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(5) Form of Permanent Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(5) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(6) Form of Temporary Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(6) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(c)            Form of Debt Warrant Agreement (incorporated by reference to
                Exhibit 4(c) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(d) Forms of Debt Warrant Certificates (included as Exhibits A and B to form of Debt Warrant Agreement) (incorporated by reference to
                Exhibit 4(d) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(e)            Form of Index Warrant Agreement (incorporated by reference to
                Exhibit 4(e) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(f) Forms of Index Warrant Certificates (included as Exhibits A and A-1 to form of Index Warrant Agreement) (incorporated by reference to Exhibit 4(f) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(g)            Form of Currency Warrant Agreement (incorporated by reference to
                Exhibit 4(g) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(h) Forms of Currency Warrant Certificates (included as Exhibits A and A-1 to form of Currency Warrant Agreement) (incorporated by reference to Exhibit 4(h) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(i) Form of Interest Rate Warrant Agreement (incorporated by reference to Exhibit 4(i) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(j) Forms of Interest Rate Warrant Certificates (included as Exhibits A and A-1 to form of Interest Rate Warrant Agreement) (incorporated by reference to Exhibit 4(j) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(k) Form of Universal Warrant Agreement (incorporated by reference to Exhibit 4(k) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(l) Forms of Universal Warrant Certificates (included as Exhibits A and B to form of Universal Warrant Agreement) (incorporated by reference to Exhibit 4(l) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(m) Form of Unit Agreement (incorporated by reference to Exhibit 4(m) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(n) Form of Unit Certificate (included as Exhibit A to form of Unit Agreement) (incorporated by reference to Exhibit 4(n) to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)


5               Opinion of Neila B. Radin


12.1 Computation of Consolidated Ratio of Earnings to Fixed Charges for the six months ended June 30, 2004 (incorporated herein by reference to Exhibit 12.1 of Item 7(c) to JPMorgan Chase & Co.'s Current Report on Form 8-K filed on July 21, 2004 (File No. 1-5805))

12.2 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2003 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 1-5805))

12.3 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2002 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 1-5805))

12.4 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2001 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 1-5805))

12.5 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 2000 (incorporated herein by reference to Exhibit 12.1 to JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-5805))

12.6 Computation of Consolidated Ratio of Earnings to Fixed Charges for the year ended December 31, 1999 (incorporated by reference to Exhibit 12.2 to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)


23(a)           Consent of PricewaterhouseCoopers LLP, as auditors for JPMorgan
                Chase & Co.

23(b)           Consent of KPMG LLP, as auditors for Bank One Corporation

23(c)           Consent of Neila B. Radin (included in Exhibit 5)


24*             Powers of Attorney

25.1 Statement of Eligibility of Trustee on Form T-1(incorporated by reference to Exhibit 25.1 to Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

----------


*     Previously filed.